SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No. ____)

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[ ]	Confidential, for Use of the Commission

Great Lakes Bancorp, Inc.
(Name of Registrant as specified in its charter)

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[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GREAT LAKES BANCORP, INC.
2421 Main Street
Buffalo, New York 14214

________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2005
________________________________________________

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Great Lakes Bancorp, Inc., a Delaware corporation (the "Company"), will be held at 2421 Main Street, Buffalo, New York on May 24, 2005 at 5:30 p.m., local time, for the following purposes:

        1.     To elect five Class C Directors to hold office for a term of three (3) years and until their successors have been elected and qualified; and

        2.     To take action upon and transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

        These items of business are described in the attached proxy statement. Only holders of record of the Company's at 5:00 p.m. on April 20, 2005 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors
Louis Sidoni,
Secretary

Dated: April 25, 2005

        All stockholders are invited to attend the meeting in person. Whether you expect to attend or not, please vote, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy and vote personally on each matter brought before the Annual Meeting.

GREAT LAKES BANCORP, INC.
2421 Main Street
Buffalo, New York 14214

_________________________________________________

PROXY STATEMENT
_________________________________________________

        This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Great Lakes Bancorp, Inc., a Delaware corporation ("our Company", "we" or "us"), of proxies to be voted at the Annual Meeting of Stockholders to be held at 2421 Main Street, Buffalo, New York, on May 24, 2005, at 5:30 p.m., local time, and at any adjournment or adjournments thereof. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to our stockholders is April 27, 2005.

        Our common stock is our only outstanding class of securities. Only holders of our common stock as of 5:00 p.m. on April 20, 2005 will be entitled to receive notice of and to vote at the meeting. As of such time and date, we had outstanding 3,955,565 shares of our common stock, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

        The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees for Director named in this proxy statement.

        In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.

        Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the five nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise, shares represented by all valid proxies received in time for the Annual Meeting will be voted FOR the five nominees for Director named in this proxy statement. Instructions on a proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against such nominees.

        The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our certificate of incorporation provides that our Board of Directors shall consist of not less than five members and not more than 25 members, as determined by resolution of our Board of Directors. Our Board of Directors is divided into three classes with respect to term of each office, with the term of office of one class expiring each year. Currently, our Board of Directors is comprised of 14 members: Andrew W. Dorn, Jr., Carolyn B. Frank, Louis Sidoni and Barry M. Snyder, Class A Directors whose terms expire in 2006; William A. Evans, Acea M. Mosey-Pawlowski, Dennis M. Penman, Louis J. Thomas and Frederick A. Wolf, Class B Directors whose terms expire in 2007; and Fred J. Hanania, Luiz F. Kahl, Gerard T. Mazurkiewicz, James A. Smith and David L. Ulrich, Class C Directors whose terms expire in 2005. At the Annual Meeting, four Class C Directors shall be elected to hold office for a term expiring in 2008, and until the election and qualification of their respective successors. Mr. Hanania is retiring as a Class C Director and is not seeking re-election at the Annual Meeting.

        Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Luiz F. Kahl, Gerard T. Mazurkiewicz, James A. Smith and David L. Ulrich, each of whom is presently a Director. This is our second Annual Meeting since being formed in 2003 as a holding company for our subsidiary, Greater Buffalo Savings Bank (the "Bank") and, accordingly, none of the nominees has been previously elected by our stockholders. However, each of them (other than Mr. Mazurkiewicz who was appointed in June 2003) has been previously elected by the shareholders of the Bank. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as our Board of Directors shall designate. Our Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

        The following information is provided concerning the nominees for election as Class C Directors and our Class A and Class B Directors:

Nominees for election as Class C Directors for terms of office expiring in 2008:

        Luiz F. Kahl has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999. Since 1995, he has been a principal in, and the President of, Vector Group, LLC, a private investment company. Prior thereto, Mr. Kahl was President of Carborundum Company, a manufacturer of high technology ceramic materials and ceramic fibers. Mr. Kahl received a B.S. in Engineering from the University of Rio de Janeiro and a M.S.M.E. degree from the University of Houston.

        Gerard T. Mazurkiewicz was appointed a Director in 2003. Since January 2004, he has been a tax director at Dopkins & Co., a Buffalo, New York based accounting firm. He was employed in the Buffalo office of KPMG LLP since 1969, was elected into the partnership in 1980 and was appointed Partner in Charge of the Upstate New York/Albany tax practice in 1996, serving in that capacity until his retirement from KPMG in January 2002. Mr. Mazurkiewicz is a graduate of the State University of New York at Buffalo and is a certified public accountant.

        James A. Smith has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999. He has been a practicing orthopedic surgeon since 1974. Dr. Smith is a graduate of Georgetown University and the State University of New York at Buffalo School of Medicine.

        David L. Ulrich has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999. Since 1984, he has been the owner and President of Ulrich & Company, a full service insurance agency until its sale in 2004. In addition, since 1992, he has been the owner and President of Ulrich Development Company, LLC, a real estate development company. Mr. Ulrich is a graduate of Ball State University and The Home Insurance Company School of Insurance.

Present Class A Directors whose terms of office expire in 2006:

        Andrew W. Dorn, Jr. has served as our President and Chief Executive Officer and as a Director since our formation in 2003 and has served as President and Chief Executive Officer and as a director of the Bank since it began operations in 1999. From 1995 to 1998, he served as President and Chief Executive Officer of Jamestown Savings Bank. Mr. Dorn is a graduate of the State University of New York at Buffalo and earned a masters degree in Business Administration from Canisius College.

        Carolyn B. Frank has served as a Director since our formation in 2003 and as a director of the Bank since its inception in 1999. Since January 2004, Mrs. Frank has been Vice President of Network Performance Support for Excellus Health Plan, Inc. From May 2002 until January 2004, she was an independent consultant to the health care industry. From 1987 until May 2002, she was associated with Kaleida Health Systems serving, at various times, as chief financial officer, chief executive officer and president. Mrs. Frank is a graduate of Canisius College.

        Louis Sidoni has been an Executive Vice President, our Secretary and a Director since our formation in 2003 and has been an Executive Vice President, Secretary and a director of the Bank since its inception in 1999. From 1995 until June 1998, he served as an executive Vice President and Chief Operating Officer of Jamestown Savings Bank. Mr. Sidoni is a graduate of the University of Buffalo.

        Barry M. Snyder has served as the Chairman of our Board of Directors since our formation in 2003. He has also been a director of the Bank since its inception in 1999 and has served as the Bank's Chairman of the Board of Directors since August 2001. He is the President and Chief Executive Officer of Tuxedo Junction, a chain of formal wear rental stores, and the Chairman of the Board of Great Skate Hockey Supply Company, a distributor of hockey equipment in the United States. Mr. Snyder is a graduate of the State University of New York at Buffalo.

Present Class B Directors whose terms of office expire in 2007:

        William A. Evans has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999 and serves as our Vice Chairman of the Board of Directors. Since the sale of his business in 1995, Mr. Evans has been engaged in the management of Evans Enterprises, a private investment company. Mr. Evans is a graduate of the United States Military Academy at West Point and the University of Florida School of Law.

        Acea M. Mosey-Pawlowski has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999. Since 1995, she has been engaged in the private practice of law in Buffalo, New York and has served as in-house counsel to Allied Publishing Service, a national wholesaler of magazines. Since May 2004, Ms. Mosey-Pawlowski has served as a Commissioner of the Erie County, New York Water Authority and as of January 2005, as the Public Administrator for the Erie County, New York Surrogate Court. She is a graduate of Canisius College and the Thomas Cooley School of Law.

        Dennis M. Penman has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999. He has been an Executive Vice President and Chief Operating Officer of M.

J. Peterson Real Estate Corporation, a real estate brokerage and development company, since 1980. Mr. Penman is a graduate of the State University of New York at Buffalo and the Institute of Real Estate Management.

        Louis J. Thomas has been a Director since our formation in 2003 and a director of the Bank since its inception in 1999. Beginning in 1970, he has served in various capacities with the United Steelworkers Union. In May 2004, he retired as Director of District 4 of such union, which covered the Northeastern United States and the Commonwealth of Puerto Rico. Mr. Thomas attended East Stroudsburg State College and served on the faculty of Syracuse University.

        Frederick A. Wolf has been a Director and has served as our Assistant Secretary since our formation in 2003 and has served as a director and as Assistant Secretary of the Bank since its inception in 1999. Since January 2000, Mr. Wolf has been County Attorney for the County of Erie, New York. Prior thereto, Mr. Wolf was engaged in the private practice of law in Buffalo, New York for approximately 32 years. Mr. Wolf is a graduate of the University of Buffalo and the State University of New York at Buffalo School of Law.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR CLASS C DIRECTOR.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board of Directors Independence

        Our Board of Directors has determined that each of its current members, except for Messrs. Dorn and Sidoni, is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect.

Attendance at Meetings

        During 2004, our Board of Directors held 10 meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served, except for Mr. Kahl who attended 73% of such meetings.

Executive Committee

        Our Board of Directors has a standing Executive Committee which, subject to limitations set forth in our bylaws and applicable law, has and may exercise the powers of our Board of Directors between meetings of our Board of Directors. The members of our Executive Committee are Messrs. Snyder (Chair), Dorn, Evans, Kahl, Sidoni, Ulrich and Wolf and Mrs. Frank. Our Executive Committee held 12 meetings in 2004.

Committees

        Audit Committee. Our Audit Committee, comprised of Mrs. Frank (Chair) and Messrs. Evans, Hanania, Kahl, Mazurkiewicz and Penman, held 4 meetings in 2004. Each member of our Audit Committee is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and under the NASDAQ Stock Market, Inc. rules currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that each of Mrs. Frank and Mr. Mazurkiewicz qualifies as an "audit committee financial expert." The duties of our Audit Committee consist of reviewing with our independent auditors and our management, the scope and results of the annual audit and other services provided by our independent auditors. Our Audit Committee also reviews other regulatory compliance matters. Our Board of Directors has adopted a charter for the Audit Committee which is posted on the Investor section of our website at www.gbsb.com.

        Compensation Committee. The non-employee, independent members of our Executive Committee, consisting of Messrs. Snyder (Chair), Evans, Kahl, Ulrich and Wolf and Mrs. Frank, serve as our Compensation Committee. This committee (i) reviews the performance of our chief executive officer, (ii) makes recommendations concerning his compensation and (iii) reviews all of our employment policies and benefit programs. Our Compensation Committee did not hold any formal meetings in 2004, but met informally on several occasions.

        Nominating Committee. Our Board of Directors does not have a standing Nominating Committee, the functions of which are handled by our Board of Directors in its entirety. Pursuant to the our bylaws, our Board of Directors must deliver nominations for Directors to our Secretary at least 50 days prior to the date of the Annual Meeting. A stockholder who wishes to nominate a candidate for Director must give us prior written notice thereof, which notice must be personally delivered or mailed via registered first class mail, return receipt requested, to our Secretary and must be received by our Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date our proxy statement was first mailed to stockholders in connection with our previous year's Annual Meeting. If such nomination is given in connection with a special meeting for the election of Directors, it must be received by the later of (i) 90 days prior to the date of such special meeting or 10 days after the notice of special meeting is first mailed to our stockholders. The stockholder's notice must contain the following information: (i) as to each nominee for Director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) as to any other business that the stockholder giving the notice proposes to bring before the meeting, a brief discussion of such business, the reasons for conducting such business at such meeting and any material interest in such business of such stockholder and (iii) as to the stockholder giving the notice, his or her name and address as it appears on our books and records and the number of shares of each class of our capital stock that are beneficially owned and held of record by him or her. Any nomination not made in strict accordance with the foregoing provisions will be disregarded at the direction of our Chairman of the Board.

        Option Committee. The Option Committee of our Board of Directors, which administers all of our stock option plans, includes Messrs. Ulrich (Chair), Kahl and Smith and Mrs. Frank. The Option Committee did not meet in 2004.

Code of Ethics

        In February 2004, our Board of Directors adopted a Code of Ethics which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers. Our Code of Ethics is posted on the Investor section our website at www.gbsb.com.

Director Compensation

        During 2004, non-employee Directors received annual compensation of $4,500. Members of our Executive Committee received an additional stipend in the amount of $2,700.

Contacting the Board of Directors

        Although we do not have a formal policy regarding communications with our Board of Directors, stockholders may communicate with our Board of Directors by writing to: Board of Directors, Great Lakes Bancorp, Inc., 2421 Main Street, Buffalo, New York 14214. Stockholders who would like their submission directed to a particular Director may so specify and the communication will be forwarded, as appropriate.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

        The following table sets forth certain information regarding our Directors and executive officers:

Name	Age	Position

Barry M. Snyder	60	Chairman of the Board of Directors

William A. Evans	64	Vice Chairman of the Board of Directors

Andrew W. Dorn, Jr.	54	President, Chief Executive Officer, Treasurer and Director

Louis Sidoni	73	Executive Vice President, Secretary and Director

Kim S. Destro	47	Executive Vice President and Chief Financial Officer

Paul W. Bergman	51	Executive Vice President and Chief Credit Officer

Marylou Borowiak	45	Executive Vice President and Chief Banking Officer

Harold Davis	60	Executive Vice President and Chief Information Officer

Frederick A. Wolf	62	Assistant Secretary and Director

Carolyn B. Frank	46	Director

Fred J. Hanania	71	Director

Luiz F. Kahl	68	Director

Gerard T. Mazurkiewicz	58	Director

Acea M. Mosey-Pawlowski	38	Director

Dennis M. Penman	55	Director

James A. Smith	56	Director

Louis J. Thomas	62	Director

David L. Ulrich	57	Director

        All of our officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our executive officers or Directors. Recent business experience of our Directors is set forth above under "Election of Directors." Recent business experience of our executive officers who are not also Directors is as follows:

        Kim S. Destro has been our Vice President and Chief Financial Officer from our formation in 2003 until her promotion to Executive Vice President and Chief Financial Officer as of December 31, 2004, and Vice President and Chief Financial Officer of the Bank since November 1999. From January 1997 until November 1999, she served as Vice President and Controller for Jamestown Savings Bank. Ms. Destro received a Bachelors of Science - Accounting degree from the State University of New York at Fredonia, and is a certified public accountant.

        Paul W. Bergman has been our Vice President and Chief Lending Officer from our formation in 2003 until his promotion to Executive Vice President and Chief Credit Officer as of December 31, 2004, and Vice President and Chief Credit Officer of the Bank since its inception in 1999. From 1991 until 1999, he was a Vice President of Key Corp. Mr. Bergman is a graduate of Canisius College.

        Marylou Borowiak has been our Vice President and Chief Banking Officer from our formation in 2003 until her promotion to Executive Vice President and Chief Banking Officer as of December 31, 2004, and Vice President and Chief Banking Officer of the Bank since May 2000. From 1993 until May 2000, she served as a regional Vice President for First Niagara Bank. Ms. Borowiak is a graduate of the State University of New York at Buffalo.

        Harold Davis has been our Vice President and Chief Information Officer from our formation in 2003 until his promotion to Executive Vice President and Chief Information Officer as of December 31, 2004, and Vice President and Chief Information Officer of the Bank since May 1999. From 1993 until January 1999, he served in a similar capacity for First Niagara Bank. Mr. Davis is a graduate of the State University of New York at Buffalo.

COMPENSATION OF OUR EXECUTIVE OFFICERS

        The following table sets forth the cash compensation as well as certain other compensation earned during the years ended December 31, 2002, 2003 and 2004 for our Chief Executive Officer and each of our other executive officers who received annual compensation in excess of $100,000. The amounts shown include compensation for services in all compensation capacities.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs(2)	All Other Compensation

Andrew W. Dorn, Jr., Officer	2004	$180,671	$27,000	-	-	$11,095(1)
President, Chief	2003	140,000	21,000	-	-	8,345(1)
Executive and Treasurer	2002	120,000	-	-	12,000	7,200(1)
Paul W. Bergman, Executive	2004	$107,621	$15,000	-	-	7,354(1)
Vice President and	2003	-	-	-	-	-
Chief Credit Officer	2002	-	-	-	-	-
Kim S. Destro, Executive Vice	2004	$ 90,692	$13,500	-	-	6,280(1)
President and Chief	2003	-	-	-	-	-
Financial Officer	2002	-	-	-	-	-
(1)	Consists of employer contributions and matching contributions made by us for the benefit of Mr. Dorn pursuant to our 401(k) Plan.
(2)	Consists of grants to Mr. Dorn under our 2000 Stock Option Plan.

Employee Plans

        2000 Stock Option Plan. In October 1999, the Board of Directors of the Bank adopted the Greater Buffalo Savings Bank 2000 Stock Option Plan, or the 2000 Stock Option Plan, which was subsequently approved by the Bank's shareholders and the New York State Superintendent of Banks, or Superintendent of Banks. The 2000 Stock Option Plan was assumed by us upon consummation of the reorganization (the "Reorganization") in 2003 when we became the holding company for the Bank. 180,000 shares of our common stock have been reserved for issuance under the 2000 Option Plan. Pursuant to this Plan, our Option Committee may grant non-qualified stock options to our Directors and founders and incentive stock options to our employees, including our officers. In each instance, the exercise price for the options shall not be less than the greater of (i) the fair market value of our common stock on the date of grant as determined by our Board of Directors or (ii) $10. Generally, options granted to our Directors and founders vest immediately and options granted to our employees vest over a 5-year period at the rate of 20% per year beginning one year from the date of grant. All options granted under the 2000 Option Plan expire ten years from the date of grant. In 2004, no options were granted under our 2000 Option Plan.

        2002 Stock Option Plan. In February 2002, the Board of Directors of the Bank adopted the Greater Buffalo Savings Bank 2002 Stock Option Plan, or the 2002 Stock Option Plan, which was subsequently approved by the Bank's shareholders and the New York State Superintendent of Banks. The 2000 Stock Option Plan was assumed by us upon consummation of the Reorganization. 200,000 shares of our common stock have been reserved for issuance under the 2002 Stock Option Plan. Pursuant to this Plan, our Option Committee may grant non-qualified stock options to our Directors and founders and incentive stock options to our employees, including our officers. In each instance, the exercise price of the options shall not be less than the greater of (i) the fair market value of our common stock on the date of grant as determined by our Board of Directors or (ii) $10. Generally, options granted to our Directors and founders vest immediately and options granted to our employees vest over a 5-year period at the rate of 20% per year beginning one year from the date of grant. All options granted under the 2002 Option Plan expire ten years from the date of grant. In 2004, no options were granted under our 2002 Option Plan.

        401(k) Plan. We maintain a 401(k) retirement savings plan which covers substantially all of our employees, including our executive officers, who have completed at least 365 days of service. We contribute an annual amount equal to 3% of each participant's base salary. Eligible participants may also contribute up to 15% of their annual compensation, subject to an annual limitation as adjusted by the provisions of the Internal Revenue Code of 1986, as amended. Participant contributions are matched by us in an amount equal to 50% of his contributions. Our matching contributions are limited to an additional 3% of the participant's base salary and vest at the rate of 20% per year.

Options Granted in Last Fiscal Year

        We did not grant any stock options in 2004.

Aggregate Option Exercised in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to our executive officers named in the compensation table set forth above concerning the exercise of options during 2003 and unexercised options held at the end of 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable Unexercisable		Value of Unexercised in-the-Money Options At Fiscal Year End (1) Exercisable Unexercisable
Name and Principal Position	Shares Acquired on Exercise	Value Realized
Andrew W. Dorn, Jr., President, Chief Executive Officer and Treasurer	0	$ 0	28,800	11,200	$ 0	$ 0
Paul W. Bergman, Executive Vice President and Chief Credit Officer	0	$ 0	3,920	2,080	$ 0	$ 0
Kim S. Destro, Executive Vice President and Chief Financial Office	0	$ 0	3,620	2,380	$ 0	$ 0

(1)	Represents the difference between the book value of our common stock as of December 31, 2004, and the exercise prices of such options which are exercisable at an exercise price of $10.

Equity Compensation Plan Information

        The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the 2000 Stock Option Plan and the 2002 Stock Option Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	185,390	$10	194,610

Equity compensation plans not approved by security holders	-	-	-

Total	185,390	$10	194,610

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The non-employee members of our Executive Committee currently serve as our Compensation Committee. This committee makes recommendations to our Board of Directors with respect to the compensation of our executive officers and reviews all of our employment policies and benefit programs.

        Our Compensation Committee has adopted a compensation strategy for our Chief Executive Officer that utilizes reasonable salaries and places heavy emphasis on incentive compensation such as cash bonuses and stock options in order to reward contributions to our long-term success. In 2004, our Chief Executive Officer's salary was increased by $40,000 to $180,000 and a bonus of $27,000 was awarded at year end. We anticipate that once we have achieved sustained profitability, the base salary for our Chief Executive Officer will be determined by competitive, market-based pay practices, performance evaluations and expected future contributions. Base salaries will most likely be targeted at the median level of salaries at comparable banks for executives with similar experience, but will also take into account unique responsibilities and performance.

Barry M. Snyder, Chairman William A. Evans Luiz F. Kahl David L. Ulrich Frederick A. Wolf Carolyn B. Frank

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee retained KPMG LLP to audit our consolidated financial statements for 2004 and Freed Maxick & Battaglia, PC to audit our consolidated financial statements for 2003. All services provided on our behalf by KPMG LLP in 2004 and Freed Maxick & Battaglia, PC in 2003 were approved in advance by our Audit Committee. The aggregate fees billed to us by KPMG LLP for 2004 and by Freed Maxick & Battaglia, PC for 2003 are as follows:

	2004	2003

Audit Fees	$70,000	$50,000
Audit Related Fees	-	-
Tax Fees	7,000	27,900(1)
All Other Fees	-	-

Total	$77,000	$77,900

(1)	Freed Maxick & Battaglia CPAs PC did not render any services to us during the fiscal year ended December 31, 2003 that consisted of tax compliance, tax advice or tax planning. However, for the year ended December 31, 2003, we utilized RSM McGladrey, a firm affiliated with Freed Maxick & Battaglia CPAs PC, for tax related matters. These services consisted of federal and state tax return preparation, compliance and planning advice, as well as cost segregation studies.

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

        Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and under the NASDAQ Stock Market, Inc. rules currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that each of Mrs. Frank and Mr. Mazurkiewicz qualifies as an "audit committee financial expert."

        The Audit Committee operates under a written charter. The Audit Committee has not yet adopted a formal written policy requiring advance approval of all audit and non-audit services to be provided by independent public accountants. However, as a matter of course, we will not engage any outside accountants to perform any audit or non-audit services without the prior approval of the Audit Committee.

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2004 with our management. The Audit Committee has also discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and has discussed the independence of KPMG LLP with that firm.

        Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

        The Audit Committee has considered whether the provision of the services described above under "Relationship With Independent Accountants" other than audit services is compatible with maintaining KPMG LLP's independence and has concluded that it is.

Carolyn B. Frank, Chair William A. Evans Fred J. Hanania Luiz F. Kahl Gerard T. Mazurkiewicz Dennis M. Penman

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules and regulations promulgated by the Securities and Exchange Commission require our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our officers, Directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all such forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us, during the year ended December 31, 2004 all such filing requirements applicable to our officers, Directors and persons who own more than 10% of a registered class of our equity securities were complied with.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information as of March 31, 2005 regarding the beneficial ownership of our common stock by: (i) each person or entity who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of or our executive officers and (iv) by all of our executive officers and Directors as a group. As of March 31, 2005, we had no outstanding shares of preferred stock.

Directors, Officers and 5% Stockholders	Number of Shares (1)	Percentage of Class

Barry M. Snyder (2)(3)	517,624	13.08
William A. Evans (2)(4)	261,200	6.58
Andrew W. Dorn, Jr. (2)(5)	57,800	1.45
Louis Sidoni (2)(6)	48,400	1.22
Kim S. Destro (2)(7)	10,220	*
Paul W. Bergman (2)(8)	11,870	*
Marylou Borowiak (2)(9)	15,220	*
Harold Davis (2)(10)	6,220	*
Frederick A. Wolf (2)(11)	61,500	1.55
Carolyn B. Frank (2)(12)	15,200	*
Fred J. Hanania (2)(13)	103,200	2.61
Luiz F. Kahl (2)(14)	44,200	1.12
Gerard T. Mazurkiewicz (2)	3,000	-
Acea M. Mosey-Pawlowski (2)(15)	120,220	3.04
Dennis M. Penman (2)(16)	8,200	*
James A. Smith (2)(17)	163,200	4.12
Louis J. Thomas (2)(18)	13,145	*
David L. Ulrich (2)(19)	214,400	5.42
All Directors and Executive Officers as a Group (18 persons) (20)	1,674,819	41.09
Jeremy M. Jacobs	213,630	5.40

________
 * Less than 1%.
(1)

Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	The business address of each of the executive officers and Directors is 2421 Main Street, Buffalo, New York 14214.

(3)

Includes (i) 181,090 shares of common stock held by Lindrew Properties, LLC, a family limited liability company of which Mr. Snyder is the sole voting member (ii) 2,000 shares of common stock issuable under options granted to Mr. Snyder under the 2000 Stock Option Plan and (iii) 1,200 shares of common stock issuable under options granted to Mr. Snyder under the 2002 Stock Option Plan which are exercisable within 60 days.

(4)

Includes (i) 34,000 shares held by the Evelyn M. Davis Trust of which Mr. Evans is the Trustee and has sole voting and investment power, (ii) 11,000 shares held by Mr. Evans' spouse, (iii) 12,000 shares of common stock issuable under options granted to Mr. Evans under the 2000 Stock Option Plan and (iv) 1,200 shares of common stock issuable under options granted to Mr. Evans under the 2002 Stock Option Plan which are exercisable within 60 days.

(5)

Includes (i) 3,000 shares held in an IRA for the benefit of Mr. Dorn, (ii) 500 shares held by Mr. Dorn's spouse and (iii) 31,200 shares of common stock issuable under options granted to Mr. Dorn under the 2000 Stock Option Plan which are exercisable within 60 days. Excludes 8,800 shares of common stock issuable under options granted to Mr. Dorn under the 2000 Stock Option Plan which are not exercisable within 60 days.

6)

Includes (i) 10,000 shares of common stock owned by D. A. Ross Irrevocable Trust of which Mr. Sidoni is co-Trustee and shares voting and investment power and (ii) 20,800 shares of common stock issuable under options granted to Mr. Sidoni under the 2000 Stock Option Plan which are exercisable within 60 days. Excludes 4,200 shares of common stock issuable under options granted to Mr. Sidoni under the 2000 Stock Option Plan which are not exercisable within 60 days.

(7)

Includes (i) 3,740 shares held in an IRA for the benefit of Ms. Destro and (ii) 4,220 shares of common stock issuable under options granted to Ms. Destro under the 2000 Stock Option Plan which are exercisable within 60 days. Excludes 1,780 shares of common stock issuable under options granted to Ms. Destro under the 2000 Stock Option Plan which are not exercisable within 60 days.

(8)

Includes (i) 6,000 shares held in an IRA for the benefit of Mr. Bergman and (ii) 4,370 shares of common stock issuable under options granted to Mr. Bergman under the 2000 Stock Option Plan which are exercisable within 60 days. Excludes 1,630 shares of common stock issuable under options granted to Mr. Bergman under the 2000 Stock Option Plan which are not exercisable within 60 days.

(9)

Includes (i) 3,600 shares held in an IRA for the benefit of Ms. Borowiak and (ii) 2,820 shares of common stock issuable under options granted to Ms. Borowiak under the 2000 Stock Option Plan which are exercisable within 60 days. Excludes 2,180 shares of common stock issuable under options granted to Ms. Borowiak under the 2000 Stock Option Plan which are not exercisable within 60 days.

(10)

Includes (i) 1,700 shares held in an IRA for the benefit of Mr. Davis and (ii) 4,520 shares of common stock issuable under options granted to Mr. Davis under the 2000 Stock Option Plan which are exercisable within 60 days. Excludes 1,480 shares of common stock issuable under options granted to Mr. Davis under the 2000 Stock Option Plan which are not exercisable within 60 days.

(11)

Includes (i) 25,800 shares held in an IRA for the benefit of Mr. Wolf, (ii) 500 shares held by Mr. Wolf's spouse, (iii) 9,000 shares of common stock issuable under options granted to Mr. Wolf under the 2000 Stock Option Plan and (iv) 1,200 shares of common stock issuable under options granted to Mr. Wolf under the 2002 Stock Option Plan which are exercisable within 60 days.

(12)

Includes (i) 1,000 shares held by two trusts for the benefit of Mrs. Frank's children of which Mrs. Frank is co-Trustee and shares voting and investment power, (ii) 2,000 shares of common stock issuable under options granted to Mrs. Frank under the 2000 Stock Option Plan and (iii) 1,200 shares of common stock issuable under options granted to Mrs. Frank under the 2002 Stock Option Plan which are exercisable within 60 days.

(13)

Includes 2,000 shares of common stock issuable under options granted to Mr. Hanania under the 2000 Stock Option Plan and 1,200 shares of common stock issuable under options granted to Mr. Hanania under the 2002 Stock Option Plan which are exercisable within 60 days.

(14)

Includes (i) 21,000 shares held in an IRA for the benefit of Mr. Kahl, (ii) 2,000 shares of common stock issuable under options granted to Mr. Kahl under the 2000 Stock Option Plan and (iii) 1,200 shares of common stock issuable under options granted to Mr. Kahl under the 2002 Stock Option Plan which are exercisable within 60 days.

(15)

Includes (i) 68,687 shares held by a limited partnership of which a trust for the benefit of Ms. Mosey-Pawlowski is one of four beneficial owners and as to which (A) Ms. Mosey-Pawlowski has sole voting and investment power and (B) disclaims beneficial interest except to the extent of her pecuniary interest, (ii) 33,333 shares held by a trust for the benefit of Ms. Mosey-Pawlowski and her three siblings as to which (A) Ms. Mosey-Pawlowski is the Trustee and has sole voting and investment power and (B) disclaims beneficial interest except to the extent of her pecuniary interest, (iii) 2,000 shares of common stock issuable under options granted to Ms. Mosey-Pawlowski under the 2000 Stock Option Plan and (iv) 1,200 shares of common stock issuable under options granted to Ms. Mosey-Pawlowski under the 2002 Stock Option Plan which are exercisable within 60 days.

(16)

Includes 2,000 shares of common stock issuable under options granted to Mr. Penman under the 2000 Stock Option Plan and 1,200 shares of common stock issuable under options granted to Mr. Penman under the 2002 Stock Option Plan which are exercisable within 60 days.

(17)

Includes 2,000 shares of common stock issuable under options granted to Mr. Smith under the 2000 Stock Option Plan and 1,200 shares of common stock issuable under options granted to Mr. Smith under the 2002 Stock Option Plan which are exercisable within 60 days.

(18)

Includes 2,000 shares of common stock issuable under options granted to Mr. Thomas under the 2000 Stock Option Plan and 1,200 shares of common stock issuable under options granted to Mr. Thomas under the 2002 Stock Option Plan which are exercisable within 60 days.

(19)

Includes 2,000 shares of common stock issuable under options granted to Mr. Ulrich under the 2000 Stock Option Plan and 1,200 shares of common stock issuable under options granted to Mr. Ulrich under the 2002 Stock Option Plan which are exercisable within 60 days.

(20)

Includes an aggregate of 120,130 shares of common stock issuable under options granted to our executive officers and Directors under the 2000 Stock Option Plan and the 2002 Stock Option Plan which are exercisable within 60 days. Excludes an aggregate of 20,070 shares of common stock issuable under options granted to our executive officers and Directors under the 2000 Stock Option Plan and the 2002 Stock Option Plan which are not exercisable within 60 days.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

        Our Directors and executive officers are customers of ours, and have had transactions with us in the past and are expected to have transactions with us in the future. Any outstanding transactions made to any of our Directors and executive officers were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time of the transaction for comparable transactions with our employees, and did not involve more than normal risk of collection or contain other terms unfavorable to us.

OTHER MATTERS

        Our Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other business should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our 2006 Annual Meeting must be received by us no later than December 26, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Nothing contained herein shall be deemed to require us to include in our proxy statement and proxy relating to the 2006 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

OTHER INFORMATION

        A copy of our Annual Report to Stockholders and our Annual Report on Form 10-KSB for the year ended December 31, 2004 accompanies this proxy statement. These reports include, among other things, our audited financial statements as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004.

        Representatives of KPMG LLP, independent auditors, are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB, FOR THE YEAR ENDED DECEMBER 31, 2004, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Great Lakes Bancorp, Inc., 2421 Main Street, Buffalo, New York 14214, Attention: Secretary. Each such request must set forth a good faith representation that, as of April 20, 2005, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.

        The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are sent by order of our Board of Directors.

                                                                                                            LOUIS SIDONI,
                                                                                                            Secretary

        Dated: April 25, 2005

PROXY

GREATER BUFFALO SAVINGS BANK
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 24, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints ANDREW W. DORN, JR. and LOUIS SIDONI and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of GREAT LAKES BANCORP, INC. (the "Company") to be held at the Company's corporate offices at 2421 Main Street, Buffalo, New York, on May 24, 2005 at 5:30 p.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends a vote "FOR" Proposal No. 1

1. ELECTION OF DIRECTORS:

FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below (except as marked to the contrary below)

LUIZ F. KAHL GERARD T. MAZURKIEWICZ JAMES A. SMITH DAVID L. ULRICH

(Instruction: To withhold authority to vote for any individual nominee mark "FOR" all nominees above and write the name(s) of that nominee(s) with respect to whom you wish to withhold authority to vote here:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

Dated: ______________, 2005

Signature

Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE